                                                                   Exhibit 10.42

                                                                [Execution Copy]



                             STOCKHOLDERS' AGREEMENT

         THIS STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is entered into as of October 6, 2000, by and among Cablevision Systems Corporation, a Delaware corporation (including any successor pursuant to this Agreement, "CABLEVISION"), CSC Holdings, Inc., a Delaware corporation (including any successor pursuant to this Agreement, "CSC HOLDINGS"), a wholly-owned subsidiary of Cablevision, National Broadcasting Company, Inc., a Delaware corporation ("NBC"), and NBC-Rainbow Holding, Inc., a Delaware corporation (including any successor pursuant to this Agreement, "NBC-RAINBOW"), a wholly-owned subsidiary of NBC.

         WHEREAS, CSC Holdings and NBC-Rainbow are the stockholders of Rainbow Media Holdings, Inc., a Delaware corporation (including any successor thereto, "RAINBOW MEDIA HOLDINGS");

         WHEREAS, in connection with the filing of Rainbow Media Holdings' Amended and Restated Certificate of Incorporation, Cablevision, CSC Holdings, NBC and NBC- Rainbow desire to enter into this Agreement to provide for certain rights and obligations of NBC-Rainbow with respect to any capital stock of Cablevision or Rainbow Media Holdings held by NBC-Rainbow or any Affiliate or Associate (as defined below) of NBC-Rainbow, including NBC-Rainbow's right to exchange such capital stock with CSC Holdings for capital stock of Cablevision;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" and "ASSOCIATE" when used with reference to any Person shall have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act as in effect of the date hereof; PROVIDED, that Cablevision and its Subsidiaries and the officers and directors of Cablevision and its Subsidiaries shall not, solely as a result of holding such office of Cablevision or any of its Subsidiaries, be deemed Affiliates or Associates of NBC- Rainbow for purposes of this Agreement.

         A Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN," any securities as to which such Person is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a BONA FIDE public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that no Person shall be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own," any Shares solely by virtue of the rights set forth in Section 8 hereof; and PROVIDED, FURTHER, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any Shares (i) solely because such Shares have been tendered pursuant to a tender or exchange offer made by such Person, or any of such Person's Affiliates or Associates, until such tendered Shares are accepted for payment or exchange or (ii) solely because such Person, or any of such Person's Affiliates or Associates, has or shares the power to vote or direct the voting of such Shares pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of
Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report). For purposes of this Agreement, in determining the percentage of the outstanding Shares with respect to which a Person is the Beneficial Owner, all Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

         "BOARD" shall mean the Board of Directors of Cablevision.

         "BUSINESS DAY" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "CABLEVISION CLASS A SHARES" shall mean collectively Cablevision NY Group Class A Shares and Rainbow Media Group Class A Shares.

         "CABLEVISION NY GROUP CLASS A SHARES" shall mean shares of Cablevision NY Group Class A Common Stock, par value $.01 per share (or such other class or series of capital stock of Cablevision into which the Cablevision NY Group Class A Common Stock, par value $.01 per share, has been converted).

         "CABLEVISION SHARES" shall mean any shares of capital stock of Cablevision.

         "CHANGE OF CONTROL" shall mean, with respect to NBC-Rainbow, any transaction or series of transactions pursuant to which any Person (other than NBC or a wholly- owned subsidiary of NBC) becomes the Beneficial Owner of Voting Securities of NBC-Rainbow that have the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of NBC-Rainbow.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONTRACT" shall mean any agreement, lease, license, franchise, permit, concession, contract, note, mortgage, indenture, arrangement or other obligation.

         "CONTROLLED SUBSIDIARY" shall mean, with respect to any Person, a Subsidiary at least a majority of the Voting Securities and other equity interests of which are owned, directly or indirectly, by such Person.

         "DISPOSITION" means a sale or other disposition (whether by merger, consolidation, sale or otherwise but not in a financing transaction) to one or more persons or entities, in one transaction or a series of related transaction.

         "DISTRIBUTION" shall mean the transaction by which Cablevision distributes to its stockholders Rainbow Media Group Class A Shares and Rainbow Media Group Class B Shares on a one-for-two basis and otherwise on the terms set forth in the Proxy Statement.

         "EXCHANGE" has the meaning set forth in Section 4(a).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE RATE" has the meaning set forth in Section 4(a).

         "EXCHANGE TERMINATION DATE" shall mean the earlier of (i) December 31, 2009 and (ii) the Business Day prior to the happening of a Rainbow Media Holdings Capital Transaction.

         "GOVERNMENTAL ENTITY" shall mean any governmental, regulatory or self-regulatory (including a sports league) authority, agency, commission, body or other governmental entity.

         "GROUP" shall have the meaning assigned to such term in Rule 13d-5 under the Exchange Act as in effect on the date hereof.

         "LAW" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, franchise, license or permit of any Governmental Entity.

         "LIEN" means any mortgage, pledge, lien, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, tax lien (as used in Section 6321 of the Code or similarly by any state, local or foreign tax authority), charge or other similar restriction, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

         "MINORITY SHARES" shall mean the Cablevision Class A Shares that are Beneficially Owned by Minority Stockholders.

         "MINORITY STOCKHOLDERS" shall mean the Beneficial Owners of Cablevision Class A Shares who (i) are not NBC- Rainbow or its Affiliates or Associates,
(ii) are not members of a Group of which NBC-Rainbow or its Affiliates or Associates are members with respect to Cablevision Class A Shares, (iii) are not owned by AT&T Corp. or its Affiliates or Associates, and (iv) are not members of a Group of which AT&T Corp. or its Affiliates or Associates are members with respect to Cablevision Class A Shares.

         "ORIGINAL BLOCK" shall mean 44,670,681 Rainbow Media Group Class A Shares, as such amount may be adjusted to give effect to stock splits or subdivisions, stock dividends or the like.

         "PERMITTED TRANSFEREE" shall mean a permitted transferee under Section 7(c).

         "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

         "PROXY STATEMENT" shall mean Cablevision's Definitive Proxy Statement for the Special Meeting of Stockholders to be held to approve, among other things, an amended and restated certificate of incorporation of Cablevision necessary to permit the Distribution.

         "RAINBOW MEDIA GROUP" shall have the meaning given to such term from time to time in Cablevision's Amended and Restated Certificate of Incorporation.

         "RAINBOW MEDIA GROUP CLASS A SHARES" shall mean shares of Cablevision's Rainbow Media Group Class A Common Stock, par value $.01 per share (or such other class or series of capital stock of Cablevision into which the Rainbow Media Group Class A Common Stock, par value $.01 per share, has been converted).

         "RAINBOW MEDIA HOLDINGS CAPITAL TRANSACTION" shall mean the occurrence of any of the following events:

                  (i) the Disposition of all or substantially all of the assets of the Rainbow Media Group, directly or indirectly, including by the sale, assignment, transfer or other disposition of the capital stock of Rainbow Media Holdings or the merger of Rainbow Media Holdings with or into another Person (that is not a wholly-owned Subsidiary of Rainbow Media Holdings or Cablevision), followed in each case by a distribution to Rainbow Media Holdings stockholders; and

                  (ii) a spin-off of the Rainbow Media Group or Rainbow Media Holdings, in either case in its entirety, to Cablevision stockholders.

         "RAINBOW MEDIA HOLDINGS CLASS A SHARES" shall mean shares of Rainbow Media Holdings Class A Common Stock, par value $.01 per share (or such other class or series of capital stock of Rainbow Media Holdings into which the Rainbow Media Holdings Class A Common Stock, par value $.01 per share, has been converted).

         "RAINBOW MEDIA HOLDINGS SHARES" shall mean any shares of capital stock of Rainbow Media Holdings.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHARES" shall mean, collectively, Cablevision Shares and Rainbow Media Holdings Shares.

         "SUBSIDIARY" shall mean, with respect to any Person, any entity at least 50% of the Voting Securities of which are owned directly or indirectly by such Person.

         "TRANSFER" shall mean (i) any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, or other disposition or encumbrance, including those by operation or succession of law, merger or otherwise, and (ii) with respect to any Shares that are Beneficially Owned by NBC-Rainbow, any Change of Control of NBC-Rainbow.

         "ULTIMATE PARENT ENTITY" shall mean, with respect to any Person that is a Subsidiary of a Person, the Person that, directly or indirectly, Beneficially Owns at least 50% of the Voting Securities of such Subsidiary and is not a Subsidiary of any Person who is not a natural person.

         "VOTING SECURITIES" shall mean any securities entitled to vote in the ordinary course in the election of directors or of Persons serving in a similar governing capacity of any partnership, limited liability company or other entity, including the voting rights attached to such securities.

         2. REPRESENTATIONS OF NBC-RAINBOW. As of the date of this Agreement, each of NBC and NBC-Rainbow represents and warrants to Cablevision and CSC Holdings that:

         (a) each of NBC and NBC-Rainbow has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement;

         (b) this Agreement has been duly executed and delivered by each of NBC and NBC-Rainbow and is a valid and binding agreement of each of NBC and NBC-Rainbow enforceable against NBC and NBC-Rainbow in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (c) no notices, reports or other filings are required to be made by NBC or NBC-Rainbow with, nor are any consents, registrations, approvals, permits or author izations required to be obtained by NBC or NBC-Rainbow from, any Governmental Entity, in connection with the execution and delivery of this Agreement by NBC and

NBC-Rainbow, except those that have been made or obtained or that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of NBC and NBC-Rainbow to consummate the transactions contemplated by this Agreement; and

         (d) the execution, delivery and performance of this Agreement by NBC and NBC-Rainbow do not, and the consummation by NBC and NBC-Rainbow of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of either NBC or NBC-Rainbow, (ii) a breach of or violation of or a default under, or the acceleration of any obligations of or the creation of a Lien on the assets of NBC or NBC-Rainbow (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon NBC or NBC-Rainbow or any Law or governmental or non- governmental permit or license to which NBC or NBC-Rainbow is subject or (iii) any change in the rights or obligations of any party under any of such Contracts to which NBC or NBC-Rainbow is a party, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of NBC and NBC-Rainbow to consummate the transactions contemplated by this Agreement.

         3. REPRESENTATIONS OF CABLEVISION AND CSC HOLDINGS. As of the date of this Agreement, each of Cablevision and CSC Holdings represents and warrants to NBC and NBC-Rainbow that:

         (a) each of Cablevision and CSC Holdings has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement;

         (b) this Agreement has been duly executed and delivered by each of Cablevision and CSC Holdings and is a valid and binding agreement of each of Cablevision and CSC Holdings enforceable against Cablevision and CSC Holdings in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (c) no notices, reports or other filings are required to be made by Cablevision or CSC Holdings with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Cablevision or CSC Holdings from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Cablevision and CSC Holdings, except those that have been made or obtained or that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Cablevision or CSC Holdings to consummate the transactions contemplated by this Agreement;

         (d) the execution, delivery and performance of this Agreement by Cablevision and CSC Holdings do not, and the consummation by Cablevision and CSC Holdings of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Cablevision or CSC Holdings, (ii) a breach of or violation of or a default under, or the acceleration of any obligations of or the creation of a Lien on the assets of Cablevision or CSC Holdings (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Cablevision or CSC Holdings or any Law or governmental or non-governmental permit or license to which Cablevision or CSC Holdings is subject or (iii) any change in the rights or obligations of any party under any of such Contracts to which Cablevision or CSC Holdings is a party, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of Cablevision and CSC Holdings to consummate the transactions contemplated by this Agreement; and

         (e) As of September 30, 2000, the authorized capitalization of Cablevision consisted of (i)

400,000,000 shares of Class A common stock, par value $0.01 per share, (ii) 160,000,000 shares of Class B common stock, par value $0.01 per share, and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share. Following the filing of the amended and restated certificate of incorporation of Cablevision, in the form attached to the Proxy Statement, the authorized capitalization of Cablevision will consist of (A) 1,400,000,000 Cablevision Class A Shares, 800,000,000 of which will be designated Cablevision NY Group Class A shares and 600,000,000 of which will be designated Rainbow Media Group Class A Shares, (B) 480,000,000 shares of Class B common stock, par value $0.01 per share, 320,000,000 of which will be designated Cablevision NY Group Class B common stock, par value $0.01 per share, and 160,000,000 shares of which will be designated Rainbow Media Group Class B common stock, par value $0.01 per share, and (C) 50,000,000 of preferred stock, par value $0.01 per share. As of September 30, 2000, 132,326,581 shares of Class A common stock, par value $0.01 per share, and 42,154,536 shares of Class B common stock, par value $0.01 per share, were issued and outstanding. As of the close of business on September 30, 2000, there were outstanding options to acquire no more than 6,347,199 Cablevision Shares (not including options yet to be granted that will have an effective issuance date prior to September 30, 2000). Except as disclosed in Cablevision's reports, statements, schedules or registration statements filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, there are no other options or rights to acquire Cablevision Shares and there are no other securities of Cablevision convertible into or exchangeable for Cablevision Shares.

         4. EXCHANGE PROVISIONS.

         (a) EXCHANGE OF RAINBOW MEDIA HOLDINGS CLASS A SHARES FOR RAINBOW MEDIA GROUP CLASS A SHARES AT NBC- RAINBOW'S ELECTION. Subject to the terms and conditions hereof, on or prior to the Exchange Termination Date one time during each calendar quarter on any Business Day during the last month of such calendar quarter, CSC Holdings hereby agrees to exchange (each, an "EXCHANGE") with NBC-Rainbow at NBC-Rainbow's election any number of the Rainbow Media Holdings Class A Shares Beneficially Owned by NBC-Rainbow and identified by NBC-Rainbow to CSC Holdings for Rainbow Media Group Class A Shares, each such Rainbow Media Holdings Class A Share being exchanged for 16,868 Rainbow Media Group Class A Shares (the "EXCHANGE RATE"), subject to adjustment and readjustment as set forth in Section 4(e) below.

         (b) EXCHANGE OF RAINBOW MEDIA HOLDINGS CLASS A SHARES FOR RAINBOW MEDIA GROUP CLASS A SHARES ON THE EXCHANGE TERMINATION DATE. Subject to the terms and conditions hereof, if not already Exchanged, on the Exchange Termination Date, NBC-Rainbow shall Exchange with CSC Holdings and CSC Holdings shall exchange with NBC-Rainbow each Rainbow Media Holdings Class A Share Beneficially Owned by NBC-Rainbow at the Exchange Rate, subject to adjustment and readjustment as set forth in Section 4(e) below.

         (c) NOTIFICATION OF RAINBOW MEDIA HOLDINGS CAPITAL TRANSACTION. Cablevision shall notify NBC-Rainbow of its intent to consummate a Rainbow Media Holdings Capital Transaction at or prior to its first public announcement of its intent to consummate such a transaction and at least 30 days prior to such consummation.

         (d) EXCHANGE PROCEDURES. Subject to the terms and conditions hereof, NBC-Rainbow may make an Exchange one time during each quarter on any Business Day during the last month of such calendar quarter at any time during normal business hours but not after 5:00 P.M., New York City time, on the Exchange Termination Date by (i) delivery of a written notice in the form of the Exchange Notice attached hereto as EXHIBIT A, which notice shall specify the number of Rainbow Media Holdings Class A Shares to be Exchanged and the number of Rainbow Media Group Class A Shares to be received upon Exchange and (ii) the surrender of the number of Rainbow Media Holdings Class A Shares specified in the Exchange Notice, properly endorsed, at the principal office of CSC Holdings (or at such other agency or office of CSC Holdings as CSC Holdings may designate to NBC-Rainbow). In the event of any Exchange, a certificate or certificates for the Rainbow Media Group Class A Shares to be issued, registered in the name of NBC-Rainbow, shall be delivered to NBC-Rainbow at the address set forth in Section 11(c) hereof within a reasonable time, not exceeding 30 days, after the Exchange Notice for such exchange and the other item to be delivered pursuant to clause (ii) of this paragraph has been received by CSC Holdings. Upon proper completion of the Exchange Notice attached hereto as EXHIBIT A and delivery of the other item to be delivered pursuant to clause (ii) of this paragraph, NBC-Rainbow shall for all purposes be deemed to have become the holder of the number of Rainbow Media Group Class A Shares to be issued immediately prior to the close of business on the date of the Exchange Notice, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of Cablevision are properly closed, such person shall be deemed to have become the holder of such Rainbow Media Group Class A Shares at the opening of business on the next succeeding date on which the stock transfer books are open. In the event that less than all of the Rainbow Media Group Class A Shares represented by a certificate are exchanged, a new certificate for Rainbow Media Group Class A Shares shall be issued to NBC-Rainbow representing the unexchanged shares.

         (e) ADJUSTMENTS. The number and kind of Rainbow Media Group Class A Shares issuable upon any Exchange (or any shares of stock or other securities or property at the time issuable upon Exchange), are subject to adjustment as follows:

                  (i) ADJUSTMENT FOR STOCK SPLITS, STOCK SUBDIVISIONS OR COMBINATIONS OF SHARES. The Exchange Rate shall be proportionally decreased to reflect any stock split or subdivision of the Rainbow Media Holdings Class A Shares (or any shares of stock or other securities that at the time could be Exchanged) and the Exchange Rate shall be proportionally increased to reflect any stock split or subdivision of Rainbow Media Group Class A

         Shares (or any shares of stock or other securities at the time issuable upon Exchange). The Exchange Rate shall be proportionally increased to reflect any combination of the Rainbow Media Holdings Class A Shares (or any shares of stock or other securities that at the time could be Exchanged) into a smaller number of shares and the Exchange Rate shall be proportionally decreased to reflect any combination of Rainbow Media Group Class A Shares (or any shares of stock or other securities at the time issuable upon Exchange) into a smaller number of shares.

             (ii) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER OF CABLEVISION. In case of any reorganization of Cablevision (or of any other corporation, the stock or other securities of which are at the time issuable upon Exchange) or in case Cablevision (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation or other entity, then, and in each such case, NBC-Rainbow, upon any permitted Exchange (as provided in Section 4(a)), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property issuable upon Exchange prior to such consummation, the stock or other securities or property to which NBC-Rainbow would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if NBC-Rainbow had Exchanged immediately prior thereto, all subject to further adjustment as provided in this Section 4(e), and the successor or purchasing corporation or other entity in such reorganization, consolidation, merger or conveyance (if other than Cablevision) shall duly execute and deliver to NBC-Rainbow a supplement hereto acknowledging such corporation's or entity's obligations hereunder prior to the consummation of such reorganization, consolidation, merger or conveyance; and in each such case, the terms of this Agreement (including, the standstill, transfer and voting provisions hereof) shall be applicable to the shares of stock or other securities or property issuable upon Exchange after the consummation of such reorganization, consolidation, merger or conveyance. The foregoing provisions of this Section 4(e)(ii) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time issuable upon Exchange. If the per share consideration payable to holders of Rainbow Media Group Class A Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Section 4, including the Exchange Rate, with respect to the rights and interests of NBC- Rainbow after the transaction, to the end that the provisions hereof shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon Exchange.

                  (iii) ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER OF RAINBOW MEDIA HOLDINGS. In case of any reorganization of Rainbow Media Holdings (or of any other corporation, the stock or other securities of which may be Exchanged) or in case Rainbow Media Holdings (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation or other entity in any transaction that is not a Rainbow Media Holdings Capital Transaction, then, and in each such case, NBC-Rainbow, upon any permitted Exchange at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to deliver for Exchange pursuant to Section 4(a), in lieu of the Rainbow Media Holdings Class A Shares or other stock or securities and property deliverable for Exchange prior to such consummation, the stock or other securities or property that NBC-Rainbow receives upon consummation of such reorganization, consolidation, merger or conveyance, all subject to further adjustment as provided in this
         Section 4(e). The foregoing provisions of this Section 4(e)(iii) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers that do not constitute a Rainbow

         Media Holdings Capital Transaction and to the stock or securities of any other corporation that are at the time deliverable for Exchange. If the per share consideration payable to holders of Rainbow Media Holdings Class A Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Rainbow Media Holdings Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Rainbow Media Holdings Board of Directors) shall be made in the application of the provisions of this
         Section 4, including the Exchange Rate, with respect to the rights and interests of NBC-Rainbow after the transaction, to the end that the provisions hereof shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon Exchange.

                  (iv) ADJUSTMENT FOR EXCHANGE OF RAINBOW MEDIA GROUP CLASS A SHARES FOR CABLEVISION NY GROUP CLASS A SHARES. In case of any exchange of Rainbow Media Group Class A Shares for Cablevision NY Group Class A Shares in accordance with Section VII(a)(iii) or VII(b) of the Amended and Restated Certificate of Incorporation of Cablevision, then the Exchange Rate shall be adjusted such that NBC-Rainbow, upon any permitted Exchange shall be entitled to receive, in lieu of the Rainbow Media Group Class A Shares issuable upon Exchange prior to such exchange, the number of Cablevision NY Group Class A Shares (as they may be redesignated as a result thereof) to which NBC-Rainbow would have been entitled upon the exchange in accordance with Section VII
         (a)(iii) or VII(b) of the Amended and Restated Certificate of Incorporation of Cablevision if NBC- Rainbow had Exchanged immediately prior thereto, all subject to further adjustment as provided in this
         Section 4(e); and in each such case, the terms of this Agreement (including, the standstill, transfer and voting provisions hereof) shall be applicable to the Cablevision NY Group Class A Shares issuable upon Exchange.

                  (v) ADJUSTMENT FOR DIVIDENDS OR DISTRIBUTIONS OF STOCK OR OTHER SECURITIES OR PROPERTY. In case Cablevision shall make or issue, or shall fix a record date for the determination of eligible stockholders entitled to receive, a dividend or other distribution with respect to the Rainbow Media Group Class A Shares (or any shares of stock or other securities at the time issuable upon Exchange) payable in (a) securities of Cablevision or (b) assets (excluding cash dividends), then, in each such case, on Exchange at any time after the record date of such dividend or other distribution, NBC-Rainbow shall receive, in addition to the Rainbow Media Group Class A Shares (or such other stock or securities) issuable on such Exchange prior to such date, and without the payment of additional consideration therefor, the securities or such other assets to which NBC-Rainbow would have been entitled upon such date if NBC-Rainbow had Exchanged prior to such issuance or record date and had thereafter, during the period from such issuance or record date to and including the date of such Exchange, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4(e) (and Cablevision shall place such securities or other assets into escrow until receipt by NBC-Rainbow).

                  (vi) RECLASSIFICATIONS. If Cablevision by reclassification of securities or otherwise, shall change any of the securities as to which exchange rights hereunder exist into the same or a different number of securities of any other class or classes, the Exchange right hereunder shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the Exchange rights hereunder immediately prior to such reclassification or other change, all subject to further adjustment as provided in this Section 4(e).

         (f) It is intended that any or all of the exchange of NBC-Rainbow's interest in Rainbow Media

Holdings Class A Shares for Rainbow Media Group Class A Shares, as provided in this Section 4, qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement qualify as a plan of reorganization within the meaning of Section 1.368-1(c) of the Treasury Regulations.

         5. COVENANTS OF CABLEVISION. (a) Cablevision covenants and agrees to cause CSC Holdings to perform its obligations under Section 4. Cablevision further covenants and agrees that all Rainbow Media Group Class A Shares that may be issued upon Exchange will, upon issuance, be validly issued, fully paid and nonassessable by Cablevision, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. Cablevision further covenants and agrees that until the Exchange Termination Date, it will at all times have authorized and reserved a sufficient number of Rainbow Media Group Class A Shares to provide for any Exchanges hereunder, and will ensure that CSC Holdings holds a sufficient number of Rainbow Media Group Class A Shares at the time of any Exchange hereunder to effect any such Exchange.

         (b) Cablevision agrees that it will not, nor will it permit any of its Subsidiaries to, take any of the following actions if such actions would preclude any or all of the exchange of NBC-Rainbow Holding's interest in Rainbow Media Holdings for Rainbow Media Group Class A Shares from qualifying as a reorganization under Section 368(a) of the Code:

                  (i) any action that would result in Cablevision, or a directly owned Subsidiary of Cablevision that Cablevision "controls" (within the meaning of Section 368(c) of the Code), not being in "control" (within the meaning of Section 368(c) of the Code) of Rainbow Media Holdings;

                  (ii) any action that would cause the Rainbow Media Group Class A Shares to fail to qualify as voting stock of Cablevision within the meaning of Section 368 of the Code;

                  (iii) any action that would cause Rainbow Media Holdings not to continue its historic business or use a significant portion of its historic assets in a business;

                  (iv) any action that would cause either Cablevision, Rainbow Media Holdings or any directly owned subsidiary of Cablevision that "controls" (within the meaning of Section 368(c) of the Code) Rainbow Media Holdings to be treated as an investment company as defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Code; or

                  (v) any action that would cause the sum of Rainbow Media Holdings liabilities, plus the liabilities, if any, to which its assets are subject, to equal or exceed the fair market value of its assets.

Notwithstanding the foregoing, the tax covenants set forth above shall not in any way limit the ability of Cablevision or any of its Subsidiaries from, and Cablevision shall not have any obligation to indemnify NBC-Rainbow Holding or any of its affiliates as a result of:

                  (1) the consummation of a Rainbow Media Holdings Capital Transaction;

                  (2) the consummation of any of the transactions contemplated by this Agreement or the Proxy Statement relating to the Distribution;

                  (3) the spin-off of Rainbow Media Holdings in its entirety by CSC Holdings to Cablevision; or

                  (4) the consummation of a Disposition of all or substantially all of the assets, directly or indirectly, including by acquisition of capital stock or merger, of Cablevision or Rainbow Media Holdings;

even if, in any case, such action would preclude any or all of the exchange of NBC-Rainbow Holding's interest in Rainbow Media Holdings for Rainbow Media Group Class A

Shares from qualifying as a reorganization under Section 368(a) of the Code.

         Cablevision agrees that it will not, nor will it permit any of its Subsidiaries to, take any position on any tax return or other filing, or during the course of any audit, that is inconsistent with the Exchange qualifying as a reorganization under Section 368(a) of the Code, except as the parties shall mutually agree or otherwise required by law.

         6. STANDSTILL PROVISIONS. Without the consent of Cablevision, which may be granted or withheld in Cablevision's sole and absolute discretion, NBC and NBC- Rainbow shall not, and shall not suffer or permit any of their respective Affiliates or Associates to (whether acting alone or in concert with others):

                  (a) form, join or participate in, or encourage the formation of, a Group with respect to any Shares;

                  (b) except upon exercise of NBC-Rainbow's rights set forth in
         Section 4, purchase or otherwise acquire Beneficial Ownership of or otherwise Beneficially Own any Shares other than Shares Beneficially Owned on the date hereof; or

                  (c) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage, induce or attempt to encourage or induce any other Person to take any actions referred to in the foregoing paragraphs (a) and (b).

         7. SHARE TRANSFERS.

         (a) Without the consent of Cablevision, which may be granted or withheld in Cablevision's sole and absolute discretion, except pursuant to
Section 4 hereof, NBC-Rainbow shall not Transfer, in any single transaction or group of related transactions, any Rainbow Media Holdings Shares that are Beneficially Owned by NBC-Rainbow except for a Transfer (A) of all (but not less than all) of such Rainbow Media Holdings Shares to any

Controlled Subsidiary of NBC or (B) of all or any of such Rainbow Media Holdings Shares to a Subsidiary all of the Voting Securities and all of the equity securities of which are Beneficially Owned, directly or indirectly, by NBC; PROVIDED, that contemporaneously with any such Transfer such Controlled Subsidiary or wholly owned Subsidiary, as the case may be, becomes a party to a counterpart of this Agreement and NBC guarantees the performance of all obligations of such Controlled Subsidiary or wholly owned Subsidiary, as the case may be, under this Agreement; PROVIDED, FURTHER, that such Controlled Subsidiary or wholly owned Subsidiary, as the case may be, and NBC shall prior to such Transfer covenant and agree with Cablevision that, for so long as the Controlled Subsidiary or wholly owned Subsidiary, as the case may be, Beneficially Owns such Cablevision Shares, it shall continue to be a Controlled Subsidiary or wholly owned Subsidiary, as the case may be, of NBC.

         (b) For a period of 12 months following the date of the Distribution, NBC-Rainbow shall not Transfer, in any single transaction or group of related transactions, any Rainbow Media Group Class A Shares that are Beneficially Owned by NBC-Rainbow, except for a Transfer (A) of all (but not less than all) of such Rainbow Media Group Class A Shares to any Controlled Subsidiary of NBC or (B) of all or any of such Rainbow Media Group Class A Shares to a Subsidiary all of the Voting Securities and all of the equity securities of which are Beneficially Owned, directly or indirectly, by NBC; PROVIDED, that contemporaneously with any such Transfer such Controlled Subsidiary or wholly owned Subsidiary, as the case may be, becomes a party to a counterpart of this Agreement and NBC guarantees the performance of all obligations of such Controlled Subsidiary or wholly owned Subsidiary, as the case may be, under this Agreement; PROVIDED, FURTHER, that such Controlled Subsidiary or wholly owned Subsidiary, as the case may be, and NBC shall prior to such Transfer covenant and agree with Cablevision that, for so long as the Controlled Subsidiary or wholly owned Subsidiary, as the case may be, Beneficially Owns such Rainbow Media Group Class A Shares, it shall continue to be a

Controlled Subsidiary or wholly owned Subsidiary, as the case may be, of NBC.

         (c) After such 12-month period following the Distribution has elapsed, NBC-Rainbow shall be entitled to transfer Rainbow Media Group Class A Shares to any Person (a "PERMITTED TRANSFEREE") after complying with the provisions of
Section 8 to the extent applicable, PROVIDED, that such Person causes to be delivered to Cablevision an opinion of counsel experienced in such matters to the effect that such transfer may be effected without registration under the Securities Act, PROVIDED, that in the following circumstances a transferee of NBC-Rainbow's Rainbow Media Group Class A Shares shall become a party to a counterpart of this Agreement as NBC-Rainbow (whereupon, subject to Section 11(f), any reference to NBC-Rainbow herein shall be deemed to be a reference to such Person):

                  (i) any Person acquiring directly from NBC- Rainbow, in a single transaction or a series of related transactions, more than 10% of NBC-Rainbow's Original Block unless such Person is acquiring such Rainbow Media Group Class A Shares with a view to, or for resale in connection with, the distribution thereof as evidenced by a certificate delivered to Cablevision from such Person; and

                  (ii) any Person acquiring Rainbow Media Group Class A Shares directly from NBC-Rainbow that, to the knowledge of NBC or NBC-Rainbow, would own more than 50% of NBC-Rainbow's Original Block as a result of such transfer from NBC-Rainbow unless such Person is acquiring such Rainbow Media Group Class A Shares with a view to, or for resale in connection with, the distribution thereof as evidenced by a certificate delivered to Cablevision from such Person.

         8. CABLEVISION'S RIGHT OF FIRST REFUSAL. NBC, NBC-Rainbow and Cablevision hereby agree with each other that Cablevision shall be entitled to the rights and NBC- Rainbow and NBC shall be subject to the respective obligations set forth in this Section:

         (a) NOTICE. If at any time NBC-Rainbow desires to Transfer more than 10% of NBC-Rainbow's Original Block (in a transaction or series of transactions), unless the transferee thereof is acquiring such Rainbow Media Group Class A Shares with a view to, or for resale in connection with, any distribution thereof, as evidenced by a certificate delivered to Cablevision by such transferee, NBC-Rainbow shall first notify Cablevision in writing (an "NBC OFFER NOTICE") of the possibility of such a transaction, the number of Rainbow Media Group Class A Shares proposed to be Transferred and the aggregate number of and a description of the Rainbow Media Group Class A Shares that are Beneficially Owned by NBC-Rainbow and shall offer Cablevision the exclusive right to purchase such Rainbow Media Group Class A Shares on the same terms as set forth in the NBC Offer Notice.

         (b) RIGHT OF FIRST REFUSAL. Following Cablevision's receipt of an NBC Offer Notice, for a period of 30 days after Cablevision's receipt of the NBC Offer Notice (or such shorter period if Cablevision responds in writing that it is not interested in pursuing such a transaction), Cablevision shall have the exclusive right to purchase such Rainbow Media Group Class A Shares from NBC-Rainbow on the terms set forth in the NBC Offer Notice, but Cablevision shall not be obligated to do so. Cablevision agrees to keep confidential the fact that NBC-Rainbow is considering effecting such a transaction, the possible terms thereof and any confidential information obtained by Cablevision in pursuing negotiations contemplated by this Section. If Cablevision does not purchase the Rainbow Media Group Class A Shares referred to in NBC Offer Notice within such 30-day or shorter period, then NBC-Rainbow may, within 90 days after the NBC Offer Notice is given, Transfer the Rainbow Media Group Class A Shares pursuant to Section 7(c) at a price not less than the price, and on other terms no more favorable to the third party than those, contained in the NBC Offer Notice. If the Rainbow

Media Group Class A Shares referred to in the NBC Offer Notice are not so disposed of within such 90-day period, then NBC-Rainbow shall, before making a Transfer pursuant to Section 7(c) again be obligated to offer the right of first refusal contained in this Section 8 to Cablevision.

         9. VOTING AGREEMENT WITH RESPECT TO CABLEVISION SHARES. NBC-Rainbow shall vote or grant consent with respect to, and shall cause to be voted or to be granted any consents with respect to, all Voting Securities of Cablevision (including Rainbow Media Group Class A Shares) that are Beneficially Owned by NBC-Rainbow on all matters submitted to the holders of Voting Securities of Cablevision, other than the election of directors, in direct proportion to the votes or consents of the Minority Shares on any such matter. NBC-Rainbow shall cause all Cablevision Shares owned by it and its Affiliates and Associates (including Rainbow Media Group Class A Shares), to be represented, in person or by proxy, at all meetings of holders of Cablevision Shares of which NBC-Rainbow has actual notice, so that all of such Cablevision Shares may be counted for the purpose of determining the presence of a quorum at such meetings.

         10. LEGENDS. (a) NBC-Rainbow agrees that all certificates representing any Shares that are from time to time subject to this Agreement shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE TRANSFER AND VOTING THEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT SHALL BE VOID."

         (b) NBC-Rainbow agrees that all certificates representing the Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE SOLD WITHOUT REGISTRATION UNDER THE

         SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

PROVIDED, that, with respect to Cablevision Shares, if NBC- Rainbow or any transferee thereof delivers an opinion of counsel reasonably acceptable to Cablevision to the effect that such legend is no longer required under the Securities Act, such legend shall be removed.

         11. MISCELLANEOUS.

         (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE.

         (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph (c) of this Section or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS Agreement BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (b).

         (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to NBC or NBC-Rainbow, to:

                  30 Rockefeller Plaza
                  New York, New York 10112

                  Facsimile: (212) 664-0427

                  Attention: Chief Financial Officer

         with a copy to:

                  Law Department

                  30 Rockefeller Plaza
                  New York, New York 10112

                  Facsimile: (212) 977-7165

                  Attention: Vice President,
                  Corporate and Transactions Law

         If to Cablevision, to:

                  1111 Stewart Avenue
                  Bethpage, New York 11714
                           Facsimile:  (516) 803-1190

                           Attention:  General Counsel


                  with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004-2498

                           Facsimile:  (212) 558-3588

                           Attention:  John P. Mead, Esq.


         (d) EFFECTIVENESS; TERMINATION; SURVIVAL. This Agreement shall be effective contemporaneously with the Distribution and no provision hereof shall have any force and effect until such time. Immediately upon NBC-Rainbow, together with all of the Affiliates of NBC-Rainbow, ceasing to Beneficially Own any Shares, this Agreement (other than Sections 1, 2, 3 and 11) shall terminate automatically without any action by any party and such terminated provisions of this Agreement shall not survive such termination. This Section 11 and Sections 1, 2 and 3 shall survive any termination of all or any part of this Agreement indefinitely.

         (e) SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall not be assignable except to the extent expressly permitted hereby and any purported assignment in violation of this Agreement shall be void. In the case of a merger or other business combination or reorganization transaction involving Cablevision where securities other than those of Cablevision are issued to the holders of Cablevision Shares, this Agreement shall be assigned to and shall inure to the benefit of and be binding upon the Person issuing securities in such transaction and any reference herein to Cablevision shall be deemed to be a reference to such Person. Following any spin-off of CSC Holdings' interest in Rainbow Media Holdings to Cablevision or other transaction in which shares of capital stock of Rainbow Media Holdings held by CSC Holdings are transferred to Cablevision, Cablevision shall succeed to all of CSC Holdings' rights and obligations hereunder. NBC-Rainbow may assign its rights and obligations under this Agreement to a Permitted Transferee pursuant to Section 7(c), which assignment shall not terminate any obligations of NBC and NBC-Rainbow hereunder; PROVIDED, that in the event of an assignment, NBC and NBC- Rainbow agree with Cablevision that NBC-Rainbow and all transferee(s) shall, with respect to Cablevision, act as one investor under such assigned Sections.

         (g) ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including any annexes and schedules hereto) supersede all prior agreements, written or oral (including, without limitation, the Letter Agreement dated March 31, 1997), among the parties hereto with respect to the subject matter hereof and contain the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the party or parties affected or to be affected thereby. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         (h) NO LIMITATION ON CORPORATE ACTION. Subject to Cablevision's covenants in Section 5 and the amended and restated certificates of incorporation of Rainbow Media Holdings and Cablevision, as they may be amended from time to time, no provisions of this Agreement and no right granted or conferred to NBC or NBC-Rainbow hereunder shall in any way limit, affect or abridge the exercise by Rainbow Media Holdings or Cablevision of any of their respective corporate rights or powers to recapitalize, amend their respective Certificates of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of their respective properties or assets, or the exercise of any other of their respective corporate rights and powers.

         (j) NO RELIEF OF LIABILITIES. No Transfer by NBC-Rainbow of Beneficial Ownership of any Shares shall relieve NBC or NBC-Rainbow of any liabilities or obligations that arose or accrued prior to the date of such Transfer.

         (k) SECURITIES SUBJECT TO AGREEMENT; INEFFECTIVE TRANSFERS. All Shares that are Beneficially Owned by NBC- Rainbow and, to the extent provided herein, its Affiliates and Associates of NBC-Rainbow, shall be subject to this Agreement. No Transfer or acquisition of any Shares in violation of any provision of this Agreement shall be effective to pass any title to, or create any interest in favor of, any Person, but NBC-Rainbow, in attempting to effect or in permitting or suffering such Transfer or acquisition, shall be deemed to have committed a material breach hereof.

         (l) FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         (m) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

         (n) SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         (o) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

         (p) COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute the same agreement.

         IN WITNESS WHEREOF, Cablevision, CSC Holdings, NBC and NBC-Rainbow have executed and delivered this Agreement, or a counterpart hereof, as of the date first written above or, where applicable, across from a party's signature on such counterpart.

                                    CABLEVISION SYSTEMS CORPORATION


                                    By: /s/ Andrew Rosengard
                                       --------------------------
                                       Name:  Andrew Rosengard
                                       Title: Executive Vice President, Finance


                                    CSC HOLDINGS, INC.



                                    By: /s/ Andrew Rosengard
                                       --------------------------
                                       Name:  Andrew Rosengard
                                       Title: Executive Vice President, Finance


                                    NATIONAL BROADCASTING COMPANY, INC.



                                    By: /s/ Mark W. Begor
                                       ---------------------------
                                       Name: Mark W. Begor
                                       Title: Executive Vice President
                                              and Chief Financial Officer


                                    NBC-RAINBOW HOLDING, INC.



                                    By: /s/ Mark W. Begor
                                       ---------------------------
                                       Name: Mark W. Begor
                                       Title: Executive Vice President
                                              and Chief Financial Officer


                                      -31-